Exhibit 16.1

Deloitte & Touche LLP
Suite 4500
1111 Bagby Street
Houston, TX 77002-4196
USA
Tel: +1 713 982 2000
Fax: +1 713 982 2001
April 1, 2014	www.deloitte.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D. C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Hyperdynamics Corporation’s Form 8-K dated April 1, 2014, and have the following comments:

1.              We agree with the statements made in the first through fifth paragraphs.

2.              We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP